                                                                       EXHIBIT 1
                                                                       ---------


                                    AGREEMENT


     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of C*ATS Software, Inc.


     EXECUTED as a sealed instrument this 11th day of February, 1999.


                                        GREYLOCK LIMITED PARTNERSHIP


                                        By:  /s/ Henry F. McCance
                                            ------------------------------------
                                            Henry F. McCance
                                            Co-Managing General Partner

                                         /s/ Henry F. McCance
                                        ----------------------------------------
                                        Henry F. McCance

                                                        *
                                        ----------------------------------------
                                        Robert P. Henderson


                                        *By:  /s/ Henry F. McCance
                                             -----------------------------------
                                             Henry F. McCance
                                             Attorney-in-fact




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